THIRD QUARTER 2021  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS •Adjusted EBITDAof $33.6 million •Net income of $27.0 million •$49.2 million cash, restricted cash and cash  equivalents Q3‐2021 Results •23 drybulk ships and one barge in owned and  controlled fleet at September 30, 2021 Fleet •Operating 58 vessels on average during Q3 2021 •7.7 million tons carried; 136 voyages performed  for 53 clients  Operations 1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation  and amortization, loss on sale and leaseback of vessels, share‐based compensation and other non‐operating income and/or expense, if any.  Consistent  Performance Working Fleet Extensive and varied  experience 3

Customer Focus: Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides consistent returns through fluctuating market cycles. Rate Environment: The Baltic Dry Index average increased significantly in the third quarter. (1) Per reported indices DRIVERS OF PERFORMANCE 4 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 5500 Baltic Dry Index (1)

3rd Quarter Highlights • Net income attributable to Pangaea Logistics Solutions Ltd. was $27.0 million for the three months ended September 30,  2021, as compared to a $7.6 million for the same period of 2020. o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. was $21.7 million, as compared to  non‐GAAP adjusted net income of $8.1 million for the three months ended September 30, 2020. • Diluted net income per share was $0.60 for the three months ended September 30, 2021, as compared to a diluted net  income per share of $0.17 for the same period of 2020. • Pangaea's TCE rates were $28,770 per day for the three months ended September 30, 2021, as compared to $13,316 per day  for the three months ended September 30, 2020.  • Adjusted EBITDA was $33.6 million for the three months ended September 30, 2021, as compared to $15.4 million for the  same period of 2020. • At the end of the quarter, Pangaea had $49.2 million in cash and cash equivalents. Subsequent Business Update • On November 5, 2021 the Company entered into a memorandum of agreement to purchase a 2009 built Panamax vessel to  add to its operating fleet for $19.9 million which is expected to deliver during the first quarter of 2022.  • On November 8, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per common share, to  be paid on December 15, 2021, to all shareholders of record as of December 1, 2021. FINANCIAL HIGHLIGHTS 5

SELECTED INCOME STATEMENT DATA

(in thousands, may not foot due to rounding)

	Three months ended September 30,		Nine months ended September 30,	
	2021	2020	**2021**	2020
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 186,353**	$ 98,120	**$ 411,978**	$ 251,501
Charter revenue	**26,676**	5,646	**71,568**	18,541
Total revenue	**213,029**	103,767	**483,546**	270,043
Expenses:				
Voyage expense	**60,406**	40,729	**154,357**	120,283
Charter hire expense	**103,721**	34,970	**219,960**	82,499
Vessel operating expenses	**11,754**	9,700	**30,022**	28,959
General and administrative	**4,442**	3,692	**14,677**	11,558
Depreciation and amortization	**7,163**	4,230	**16,451**	12,818
Loss on impairment of vessels	**-**	-	**-**	1,801
Loss on sale of vessels	**-**	486	**-**	705
Total expenses	**187,486**	93,807	**435,468**	258,623
Income from operations	**25,543**	9,960	**48,078**	11,420
Total other income (expense), net	**3,153**	(1,673)	**6,702**	(6,608)
Net income	**28,696**	8,287	**54,780**	4,812
Income attributable to noncontrolling interests	**(1,700)**	(734)	**(2,703)**	(1,050)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 26,995**	$ 7,552	**$ 52,077**	$ 3,762
Adjusted EBITDA [1]	**$ 33,626**	$ 15,369	**$ 67,066**	$ 29,656

1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any.

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SELECTED BALANCE SHEET & CASH FLOW DATA 7 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  (in thousands) September 30, 2021 December 31, 2020  Current Assets     Cash and cash equivalents 49,164$                                        46,897$                            Restricted cash ‐                                                 1,500                                    Accounts receivable, net 41,302                                          29,152                                 Other current assets 77,716                                          35,482                              Total current assets 168,183                                        113,032                           Fixed assets, including finance lease right of use assets, net 484,588                                        321,982                           Investment in newbuildings in‐process 4,013                                             15,391                             Total assets 656,784$                                      450,404$                         Current liabilities Accounts payable, accrued expenses and other current liabilities 50,889$                                        32,400$                           Related party debt 243                                                243                                   Current portion long‐term debt and finance lease liabilities 28,852                                          64,361                             Other current liabilities 24,884                                          13,805                             Total current liabilties 104,867                                        110,809                           Secured long‐term debt and finance lease liabilities, net 252,401                                        95,028                             Other long‐term liabilities 15,117                                          10,135                             Total Pangaea Logistics Solutions Ltd. equity 233,363                                        182,766                           Non‐controlling interests 51,036                                          51,666                             Total stockholders' equity 284,398                                        234,431                           Total liabilities and stockholders' equity 656,784$                                      450,404$                         Cash flows for the years ended: September 30, 2021 September 30, 2021 Net cash provided by operating activities 42,677$ 22,441$ Net cash (used in) provided by investing activities (159,848)$ (6,042)$ Net cash provided by (used in) financing activities 117,938$ (21,395)$

TOTAL SHIPPING DAYS 8 Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 1,875  1,573  1,623  1,566  1,461  1,372  1,615  1,968  3,365  3,003  1,977  3,168  3,406  3,296  3,108  3,337   ‐  1,000  2,000  3,000  4,000  5,000  6,000 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 D ay s Owned Days Charter‐in Days

PANGAEA TCE v. AVERAGE MARKET TCE 9 **Average of the published Panamax and Supramax index net of commission $15,172  $10,508  $10,733  $13,316  $14,640  $16,524  $21,053  $28,770  $10,819  $5,920  $5,548  $10,286  $10,326  $16,261  $24,185  $32,033   $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000 Q4‐2019 Q1‐2020 Q2‐2020 Q3‐2020 Q4‐2020 Q1‐2021 Q2‐2021 Q3‐2021 PANGAEA AVG TCE V. MARKET AVERAGE TCE Pangaea TCE Market TCE

1) Adjusted EBITDA is a non‐GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share‐based  compensation, loss on sale and leaseback of vessels and other non‐operating income and/or expense, if any.  2) TCE is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common  shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels  on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per‐day amounts while charter hire rates for vessels  on time charters generally are expressed in per‐day amounts. FINANCIAL PERFORMANCE Q4‐2019 THROUGH Q3‐2021 10  $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 TCE(2)  ‐  5,000  10,000  15,000  20,000  25,000  30,000  35,000 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 ADJUSTED EBITDA(1)

ADJUSTED EARNINGS PER COMMON SHARE 11 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel,  loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average number of shares of  common stock. Adjusted EPS total of $0.48 for Q3‐2021 0.09  0.03  0.09  0.20  0.10  (0.09) 0.09  0.19  0.14  0.09  0.29  0.48   (0.10)  ‐  0.10  0.20  0.30  0.40  0.50  0.60 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 Historical Adjusted EPS (1) $0.41 $0.29 $1.00

TCE OUTLOOK



$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
6,000
5,000
4,000
3,000
2,000
1,000
-
$13,835
$14,360
$12,029
$12,933
$15,915
$15,172
$10,508
$10,733
$13,316
$14,640
$16,524
$21,053
$28,770
$32,993*
Q3 - 2018
Q4 - 2018
Q1-2019
Q2-2019
Q3-2019
Q4-2019
Q1-2020
Q2-2020
Q3-2020
Q4-2020
Q1-2021
Q2-2021
Q3-2021
Q4-2021e
Shipping Days
Pangaea TCE

** Q4 21 estimated TCE performance based on shipping days performed through November 8, 2021*

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